SCHEDULE 14A
        Information Required in Proxy Statement Schedule 14A Information


Proxy Statement Pursuant To Section 14(a) of the Securities Exchange Act of 1934

Check the appropriate box:

|_|Preliminary Proxy Statement        |_|Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
|X|Definitive Proxy Statement

                               Mirant Corporation
                (Name of Registrant as Specified in its Charter)

               Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

                                                                  [Logo]
                                                                  Mirant

                                    Notice of
                               2002 Annual Meeting
                               and Proxy Statement

                                            See the Opportunity sm

Contents
--------------------------------------------------------------------------------



General Information.........................................................1
Corporate Governance........................................................3
Directors...................................................................5
Nominees for Election as Directors..........................................7
Compensation Committee Report...............................................8
Audit Committee Report.....................................................10
Executive Compensation Information.........................................12
Stock Ownership Table......................................................15
Summary Compensation Table.................................................16
Stock Option Grants, Exercises and Year-End Values.........................18
Pension Plan Table.........................................................19
Five-Year Performance Graph................................................20
Audit Committee Charter...................................................A-1

Letter to Shareholders
--------------------------------------------------------------------------------

Marce Fuller                                          1155 Perimeter Center West
President and                                         Atlanta, Georgia 30338
Chief Executive Officer

March 18, 2002

Dear Fellow Shareholder:

You are cordially invited to attend our 2002 Annual Meeting of Stockholders at 9:00 a.m. EDT on Thursday, April 25, 2002 at the Grand Hyatt Atlanta in Atlanta, Georgia.

At the meeting, we will elect 2 members of our board of directors.

Your vote is important. Please review the proxy material and return your proxy form as soon as possible.

I look forward to seeing you on April 25.

Sincerely,

/s/ Marce Fuller                                         [Photo]

Notice of Annual Meeting of Shareholders - April 25, 2002
--------------------------------------------------------------------------------


-----------------------------------------------------------          ---------------------------------------------------------
WHEN                                                                 WHERE
-----------------------------------------------------------          ---------------------------------------------------------
9:00 a.m. EDT, on                                                    Grand Hyatt Atlanta
Thursday, April 25, 2002                                             3300 Peachtree Road
                                                                     Atlanta, Georgia

-----------------------------------------------------------          ---------------------------------------------------------
WHAT                                                                 WHO
-----------------------------------------------------------          ---------------------------------------------------------

(1) Elect 2 members of the board of directors, and                   Stockholders owning Mirant common stock at the close
(2) Transact other business properly coming before                   of business on March 7, 2002, are entitled to attend
    the meeting.                                                     and vote at the meeting. If you attend, please note that you may be asked to present valid picture identification, such as a driver's license or passport. Also, if you hold your shares in a "street name" (that is, through a broker or other nominee), you will need to show a copy of a  brokerage statement
                                                                     reflecting your stock ownership as of the record date.

-----------------------------------------------------------          ---------------------------------------------------------
DOCUMENTS                                                            VOTING
-----------------------------------------------------------          ---------------------------------------------------------

The Proxy Statement, proxy form, and the Mirant Annual               Even if you plan to attend the meeting in Atlanta,
Report are included in this mailing.                                 please provide us your voting instructions in one of
                                                                     the following ways as soon as possible:
                                                                      (1)  Internet - use the Internet address on the
                                                                            proxy form
                                                                      (2)  Telephone - use the toll-free number on the
                                                                            proxy form
                                                                      (3)  Mail - mark, sign, and date the proxy form and
                                                                            return in the enclosed postage-paid envelope




By Order of the Board of Directors, Elizabeth B. Chandler, Secretary, March 18, 2002

General Information
--------------------------------------------------------------------------------

Why am I receiving this Proxy Statement?
The board of directors of Mirant Corporation is soliciting your proxy for the 2002 Annual Meeting of Shareholders and any adjournments thereof. The meeting will be held at 9:00 a.m., EDT, on Thursday, April 25, 2002, at the Grand Hyatt Atlanta, 3300 Peachtree Road, Atlanta, Georgia. This Proxy Statement and proxy form are initially being provided to stockholders on or about March 25, 2002.

What's being voted upon at the meeting?
The election of 2 directors for a three-year term. We are not aware of any other matters to be presented to the meeting; however, the holders of the proxies will vote in their discretion on any other matters properly presented.

How do I give voting instructions?
You may give your voting instructions by the Internet, by telephone, by mail or in person at the meeting. Instructions are on the proxy form. The proxy committee, named on the enclosed proxy form, will vote all properly executed proxies that are delivered pursuant to this solicitation and not subsequently revoked in accordance with the instructions given by you.

Can I change my vote?
Yes, you may revoke your proxy by submitting a subsequent proxy or by written request received by Mirant's Corporate Secretary before the meeting.

Who can vote?
All stockholders of record on the record date of March 7, 2002. On that date, there were 401,425,578 Mirant Corporation common shares outstanding and entitled to vote.

How much does each share count?
Each share counts as one vote. For the purpose of determining a quorum, abstentions are counted, but shares held by a broker that the broker fails to vote are not. Neither are counted for or against the matters being considered.

What does it mean if I get more than one proxy form?
You will receive a proxy form for each account that you have. Please vote proxies for all accounts to ensure that all your shares are voted. You may consolidate multiple accounts online at www.melloninvestor.com or call our transfer agent, Mellon Investor Services 866 647-2681.

Why is only one Annual Report and Proxy Statement sent to some stockholders sharing the same address?
In accordance with notices sent to certain street-name stockholders who share a single address, we are sending only one annual report and proxy statement to that address unless we received contrary instructions from any stockholder at that address. This practice, known as 'householding', is designed to reduce our printing and postage costs. Any stockholder who wishes to receive a separate annual report or proxy statement in the future and those receiving multiple copies who would prefer single copies should contact their broker or send their name, the name of their broker, and their account number to Householding Department, 51 Mercedes Way, Edgewood, NY 11717. We will send stockholders a copy of this proxy statement or our annual report upon written request to Mirant Stockholder Services, 1155 Perimeter Center West, Atlanta, GA 30338 or call us at 678 579 7777.

General Information
--------------------------------------------------------------------------------

When are stockholder proposals due for the 2003 Annual Meeting of Shareholders? The deadline for the receipt of stockholder proposals to be considered for inclusion in Mirant's proxy materials is November 21, 2002. They must be submitted in writing to our Corporate Secretary at 1155 Perimeter Center West, Atlanta, Georgia 30338. For stockholder proposals that are not included in Mirant's proxy materials to be presented at next year's meeting, you must comply with the written notice procedures set forth in Section 1.10 of our bylaws before January 25, 2003. The proxy solicited by the board of directors for next year's meeting will confer discretionary authority to vote on any proposal that does not meet these requirements.

Who pays the expense of soliciting proxies?
Mirant pays the cost of soliciting proxies. The officers or other employees of Mirant or its subsidiaries may solicit proxies to have a larger representation at the meeting.

Corporate Governance
--------------------------------------------------------------------------------

How is Mirant Organized?
Mirant Corporation is managed by a core group of officers and governed by a board of directors that has been set at eight members effective April 25, 2002. The directors consist of a non-employee Chairman, six other non-employees and the Chief Executive Officer of Mirant.

What are Directors paid for their services?
Only  non-employee   directors  are  compensated  for  board  service.  The  pay components are:

Annual retainers:
$70,000 paid in shares of Mirant common stock, all or a portion of which may be deferred in accordance with the terms of Mirant's Deferred Compensation Plan for Directors and Select Employees.

Meeting fees:
|X|  $2,500 for each board meeting attended

|X|  $1,250 for each committee or other meeting attended

Chairman's compensation:
The board has approved compensation for the Chairman, as a non-employee, to be paid for two years from April of 2001, as follows:

|X|  annual cash compensation of $240,000; and

|X| equity compensation commensurate with stock option grants made to the Chief Executive Officer.

Directors may elect to defer up to 100 percent of their compensation until membership on the board ends.

There is no pension plan for non-employee directors.

How often did Directors meet?
The board of directors met 11 times in 2001. Average director attendance at all board and committee meetings was 94 percent. No director attended less than 75 percent of applicable meetings. Committees of the Board as of March 18, 2002

Audit Committee:
|X| Members are Mr. Lesar, Chairman; Mr. Correll; Mr. Eizenstat; Mr. Ghosn; and Mr. Hjerpe

|X|  Met 5 times in 2001

|X|  Oversees  Mirant's  auditing,   accounting,   financial  reporting,   legal
     compliance, and internal control functions

|X| Reviews independent auditor's report on Mirant's financial statements, significant changes in accounting principles and practices, significant proposed adjustments, and any unresolved disagreements with management concerning accounting or disclosure matters

|X| Recommends independent auditors and reviews their independence, services, fees, and the scope and timing of audits

The board of directors selects the independent auditors upon the recommendation of the Audit Committee. The Audit Committee considered the qualifications of the members of the engagement team and formal responses from the independent auditors as to their staffing plan, quality controls and financial viability. On February 20, 2002, upon recommendation of the Audit Committee, the board of directors selected Arthur Andersen LLP as independent auditors for 2002.

Corporate Governance
--------------------------------------------------------------------------------

Mirant continues to evaluate its alternatives and is prepared to transition to another independent auditor if the board determines that such change is in the best interest of the company and its shareholders. If the board of directors changes its selection of independent auditors for 2002, that selection will be promptly disclosed.

Representatives of Arthur Andersen LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire and to respond to appropriate questions from stockholders.

Compensation Committee:
|X|  Members are Mr. Correll, Chairman; Mr. Lesar; and Mr. McDonald

|X|  Met 5 times in 2001

|X|  Approves and oversees compensation philosophy, amounts, plans, and policies

|X|  Evaluates performance of executive officers and sets their compensation

|X|  Administers executive compensation plans

|X|  Reviews management succession plans

|X|  Recommends compensation for non-employee directors

Nominating and Governance Committee:
|X|  Members are Mr. Dahlberg, Chairman; Mr. Correll; and Mr. Robinson

|X|  Met 1 time in 2001

|X| Establishes membership criteria and develops a pool of candidates for future board vacancies

|X|  Evaluates and recommends nominees for election as directors

|X|  Reviews independence of outside directors

|X|  Recommends the size of the board and the classification of directors

|X| Recommends composition, responsibilities and chairmen of committees of the board

The Nominating and Governance Committee expects to identify from its own resources qualified nominees but will accept from stockholders recommendations of individuals to be considered as nominees. Stockholder recommendations, together with a description of the proposed nominee's qualifications, relevant biographical information, and signed consent to serve, should be submitted in writing to Mirant's Corporate Secretary and received by that office by January 25, 2003. Stockholder recommendations will be considered by the Nominating and Governance Committee in determining nominees to recommend to the board. The final selection of the board's nominees is within the sole discretion of the board of directors.

Directors - Term Ending 2003
--------------------------------------------------------------------------------


A. D. Correll - Director since 2000

Mr. Correll, 60, is chairman of the board, chief executive officer, and president of Georgia-Pacific Corporation, manufacturers and distributors of building products, pulp, and paper. He served as president and chief operating officer of Georgia-Pacific from 1991 to 1993, when he was appointed to his current position. He is a director of Georgia-Pacific Corporation, Norfolk Southern Corporation, and SunTrust Banks, Inc.

Carlos Ghosn - Director since 2001

Mr. Ghosn, 48, is president and chief executive officer of Nissan Motor Co., Ltd. He was president from June 2000 and chief operating officer from June 1999 until June 2001, when he was appointed to his current position. He was executive vice president in charge of general management of Renault SA from December 1996 to June 1999. He was chairman, president and chief executive officer of Michelin North America from 1990 to 1996. He is a director of Alcoa, Inc. and Nissan Motor Co., Ltd.

James F. McDonald - Director since 2001

Mr. McDonald, 62, is chairman, president and chief executive officer of Scientific-Atlanta, Inc., telecommunications. He was a general partner of J. H. Whitney venture capital from 1991 to 1993, when he was appointed to his current position. From 1989 to 1991 he led the restructuring of Prime Computer as president and chief executive officer. He is a director of Burlington Resources, Inc., National Data Corporation, and Scientific-Atlanta, Inc.

Directors - Term Ending 2004
--------------------------------------------------------------------------------

S. Marce FULLER - Director since 1999

Ms. Fuller, 41, is president and chief executive officer of Mirant. She was president and chief executive officer of Mirant Americas Energy Marketing from September 1997 to July 1999; and one of our executive vice presidents from October 1998 to July 1999, when she was appointed to her current position. From May 1996 to September 1997, she was senior vice president in charge of our North American operations and business development. Prior to that, from February 1994 to May 1996, she was our vice president for domestic business development. She is also a director of Curtiss-Wright Corporation and EarthLink, Inc.

David J. Lesar - Director since 2000

Mr. Lesar, 48, is chairman, president and chief executive officer of Halliburton Company, diversified energy services. He was president and chief operating officer of Halliburton Company from June 1997 until August 2000, when he was appointed to his current position. He was executive vice president and chief financial officer of Halliburton Company from June 1995 until June 1997; and president and chief executive officer of its Brown & Root, Inc. subsidiary from September 1996 until June 1997. He is a director of Halliburton Company and Lyondell Chemical Company.

Ray M. Robinson - Director since 2001

Mr. Robinson, 54, is president of the Southern Region of AT&T Corporation, telecommunications. He served as vice president - corporate relations from 1994 to 1996, when he was appointed to his current position. He joined AT&T in 1968 and has held numerous senior management positions in marketing, corporate relations, engineering and regulatory affairs. He is a director of Acuity Brands, Inc., Avnet, Inc., Citizens Trust Bank, and National Service Industries, Inc.

Nominees for Election as Directors
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
ITEM NO. 1 -- ELECTION OF DIRECTORS -- TERM ENDING 2005
--------------------------------------------------------------------------------

The persons named on the enclosed proxy form will vote, unless otherwise instructed, each properly executed proxy for the election of the following nominees as directors for the three-year term ending in 2005. If any named nominee becomes unavailable for election, the board may substitute another nominee. In that event, the proxy would be voted for the substitute nominee unless instructed otherwise on the proxy form.


A. W. Dahlberg - Director since 1996

Mr. Dahlberg, 61, is chairman of the board of Mirant. He was appointed to his current position in August 2000. He served as chairman of the board of the Southern Company from March 1995 until April 2001, during which time Southern Company was the parent of Mirant. He also served as chief executive officer of Southern Company from March 1995 until March 2001. He is a director of Equifax, Inc., Protective Life Corporation, and SunTrust Banks, Inc.

Stuart E. Eizenstat - Director since 2001

Mr. Eizenstat, 59, is a partner of Covington & Burling where he heads the law firm's international practice. He served as Deputy Secretary of the United States Department of the Treasury from July 1999 to January 2001. He was Under Secretary for Economics, Business, and Agricultural Affairs of the United States Department of State from 1997 to July 1999, and Under Secretary for International Trade of the United States Department of Commerce from 1996 to 1997. He served as United States Ambassador to the European Union from 1993 to 1996. He was a director of the Overseas Private Investment Corporation from 1996 to 2001. From 1977 to 1981, he was President Jimmy Carter's Chief Domestic Policy Advisor at the White House. He is a trustee of BlackRock Funds.

--------------------------------------------------------------------------------

The affirmative vote of a plurality of shares present and entitled to vote is required for the election of directors.

The board of directors  recommends a vote "For" the nominees  listed in Item No.
1.
                                       7

Compensation Committee Report
--------------------------------------------------------------------------------

Mirant's compensation program for its executive officers is administered and reviewed by the Compensation Committee (the "Committee") of the Board of Directors. The Committee is comprised of three outside directors, none of whom is an employee or former employee of Mirant.

Compensation Philosophy

In determining the compensation payable to Mirant's executive officers, the Committee seeks to achieve the following objectives through a combination of fixed and variable compensation:

|X|  provide  a  total   compensation   opportunity   that  is  consistent  with
     competitive practices, enabling Mirant to attract and retain qualified executives;

|X| create a direct link between the compensation payable to each executive officer and the financial performance both of Mirant generally and of the specific business unit or units for which the executive is responsible; and

|X| create a common interest between executive officers and Mirant's stockholders through the use of stock options and other stock awards that link a portion of each executive officer's compensation opportunity directly to the value of Mirant's common stock.

The Committee's compensation philosophy, and the programs that implement this philosophy, were developed with the assistance of outside consultants and counsel. The Committee annually reviews Mirant's compensation policies and programs in light of this philosophy and of competitive practices.

Base Salary

The Committee establishes each named executive officer's base salary by comparison to competitive market levels for the executive's job function. The "Peer Group" used in the Performance Graph on page 20 of this proxy statement reflects Mirant's direct competitors in its principal business. A broader group of companies, including many of the "Peer Group" companies, was used for compensation comparisons. The broader group was used because Mirant believes it competes with this larger group of companies for the services of talented executives. Base salaries generally approximate the median level of such competitive rates and are adjusted based on individual performance. Salaries are reviewed to determine competitive market levels at regular intervals, approximately annually.

Short-Term Incentive

For fiscal year 2001, annual bonuses were established by the Committee based primarily on corporate performance. For the named executive officers, Mirant's earnings per share, net income and return on equity were the primary determinants of such executive's total bonus opportunity. Individual performance was the secondary factor in determining the amount of the bonus opportunity. Target bonuses are set at the median level of competitive rates. The maximum payout is set at two times target to award recipients for exceptional performance.

Long-Term Incentives

Mirant's long-term incentives in 2001 took the form of equity grants consisting of Mirant stock options and Mirant performance restricted stock units. These grants were based on the median level of competitive rates.

--------------------------------------------------------------------------------

Mirant Stock Options. Stock options are Mirant's primary long-term incentive. In awarding stock options to executive officers in 2001, Mirant's intent was that such options would represent a significant portion of each such officer's total compensation opportunity, thus aligning the officer's economic interests with those of Mirant's stockholders. Consistent with this goal, all option awards in 2001 were made at the fair market value of the Common Stock as of the date of grant. The Committee believes that these awards were reasonable compared to similar awards made by Mirant's competitors for executive talent.

Mirant Performance Restricted Stock Units. Performance restricted stock units were awarded in 2001 to certain executives, including the named executive officers, based upon similar factors as for the stock option grants. The Committee's purpose for awarding these units was to (i) mitigate the dilutive effects of awarding equity-based long-term incentives and (ii) award such executive officers for achievement of stock price appreciation targets.

Compensation of the Chief Executive Officer

The Compensation Committee reviews the compensation of the chief executive officer on an annual basis. During 2001, Marce Fuller served as Mirant's chief executive officer and received base compensation of $740,238. Additionally, Ms. Fuller received a short term bonus and long-term incentives as set forth in the Compensation Table. The amounts awarded to Ms. Fuller for the short-term and long-term awards for 2001 were given by the Committee based on Mirant's achievement of performance measures, including earnings per share, net income and return on equity.

The options awarded to Ms. Fuller in 2001 become exercisable in installments over a period of three years. The performance restricted stock units vest in 20% increments based on attainment of predetermined levels of stock appreciation.

Policy as to Section 162(m) of the Code
Section 162(m) of the Internal Revenue Code 1986, as amended, generally denies a publicly traded company a Federal income tax deduction for compensation in excess of $1 million paid to certain of its executive officers unless the amount of such excess is payable based solely upon the attainment of objective performance criteria. Mirant has undertaken to qualify substantial components of the incentive compensation it makes available to its executive officers for the performance exception to nondeductibility. However, in appropriate circumstances, it may be necessary or appropriate to pay compensation or make special incentive or retention awards that do not meet the performance based exception and therefore may not be deductible by reason of Section 162(m). It is not anticipated that compensation realized by any executive officer under Company plans now in effect will result in a material loss of tax deductions.

Members of the committee as of December 31, 2001:

         A. D. Correll, Chairman
         David J. Lesar
         James F. McDonald

Audit Committee Report
--------------------------------------------------------------------------------

The Audit Committee's role is one of oversight whereas Mirant's management is responsible for preparing financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee is not providing any expert or special assurance as to Mirant's financial statements or any professional certification as to the independent auditor's work. The Audit Committee met five times in 2001. The Chairman met separately with management on several occasions and other committee members participated in many of those meetings. We have currently scheduled nine committee meetings for 2002.

The duties and responsibilities of the Audit Committee are described in the Audit Committee Charter, a copy of which is included for your convenience as Exhibit A to this Proxy Statement.

In discharging its duties and responsibilities, the Audit Committee:

|X| reviewed and discussed Mirant's audited financial statements for the year ended December 31, 2001 with management and the independent auditors;

|X| discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended;

|X| received from the independent auditors a formal written statement describing all relationships between the auditors and Mirant that might affect the auditors' independence as required by Independence Standards Board Standard No. 1;

|X| discussed with the independent auditors any relationships (including nonaudit services) that may impact their objectivity and independence;

|X| determined that Mirant should not procure the following services from its independent auditor: (i) financial systems design and implementation services (once any existing projects are completed) and (ii) internal audit outsourcing or co-sourcing services; and

|X|  performed  various  other  functions  consistent  with the Audit  Committee
     Charter.

Based on the reviews and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Mirant's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

Consistent with the Committee's Charter, each of the Audit Committee members is an independent director, as that term is defined by the New York Stock Exchange Listed Company Manual.

Members of the committee as of December 31, 2001:

         David J. Lesar, Chairman
         Stuart E. Eizenstat
         Carlos Ghosn
         William M. Hjerpe

--------------------------------------------------------------------------------

Auditor Independence

The following fees were paid to the independent auditors for 2001:

Audit Fees

The aggregate fees billed by the independent auditors for professional  services rendered for the audit of Mirant's  annual  financial  statements and reviews of
financial statements included in our Forms 10-Q                                                         $ 3.0 million
Financial Information Systems Design and Implementation Fees

The aggregate fees billed by the independent auditors for professional  services
rendered  for  financial  information  systems  design and  implementation                              $ 0.8 million

All Other Fees

The aggregate fees billed by the independent auditors for all other services, consisting of:

Audit-related  - including  registration  statements,  financial  due  diligence
related to acquisitions, and controls testing and reporting                            $4.4 million

Tax Consulting - including  approximately  $1.0 million  related to the spin-off
from Southern Company                                                                  $3.9 million

Other - including approximately $0.5 million related to process engineering            $1.0 million     $9.3 million
                                                                                                       ------------------
Total                                                                                                   $13.1 million
                                                                                                       ==================

The audit committee considered whether the provision of the above services is compatible with maintaining the principal auditor's independence.

Professional Fees Paid to Other Accounting Firms
The aggregate fees billed by accounting firms (other than the independent auditors) primarily for tax consulting services and professional services related to business development totaled $9.0 million.
                                       11

Executive Compensation
--------------------------------------------------------------------------------


Employment Contracts

The compensation provided for in each employment agreement is discussed below. The amounts granted under these agreements are forfeited upon termination for cause or resignation. Amounts are paid immediately if the employee dies, becomes disabled, or is terminated without cause. The board is solely responsible for administering these agreements.

S. Marce Fuller.

On October 5, 1999, Southern Company, Mirant Services, LLC. and Ms. Fuller entered into an employment agreement. The agreement provides for the award of $400,000 in phantom Southern Company stock, valued as of the date of the agreement and paid out on July 1, 2003 if Ms. Fuller is still employed by us. The phantom Southern Company stock was converted to phantom Mirant common stock upon Mirant's separation from the Southern Company. Should Ms. Fuller meet this criterion, she will receive a payment of the phantom stock in cash, valued as of July 1, 2003, including the reinvestment of any dividends paid during the period of the agreement. In addition, the taxes due by Ms. Fuller for this payment will be grossed up if certain goals are met. The goals for this agreement are to meet and exceed net income and return on equity targets for the 2000, 2001, and 2002 fiscal years. The targets for each of these goals were determined prior to the beginning of each year and are the same as the goals for our short-term incentive plan. Our board of directors will determine whether or not these targets have been achieved. This agreement will terminate at the earlier of (1) when Ms. Fuller terminates her employment with us or (2) when the phantom stock is paid.


Messrs. Hill and Pershing.

In October 1999, we entered into compensation agreements with Raymond D. Hill and Richard J. Pershing. Each of these agreements provides for an award of $300,000 in phantom Southern Company stock, valued as of the date of the agreement. The phantom Southern Company stock was converted to phantom Mirant common stock upon Mirant's separation from the Southern Company. Mr. Hill will receive the phantom stock payment on March 1, 2003 if he is still employed by us on that date, and Mr. Pershing will receive the phantom stock payment on May 1, 2003 if he is still employed by us on that date. In addition, if Mr. Hill is still employed by us on March 1, 2003, his retirement payments are calculated as if 10 years of additional service are included in the pension and supplemental executive retirement plan calculations. If Mr. Pershing is still employed by us on November 1, 2002, his retirement payments are calculated as if three years of additional service are included in the pension and supplemental executive retirement plan calculations. These agreements respectively terminate at the earlier of (1) when Mr. Hill or Mr. Pershing terminates his employment with us or (2) when all vested benefits have been paid.

Mr. Kuester.

Effective December 9, 1999, we entered into a compensation agreement with Frederick D. Kuester. This agreement provides for the award of $100,000 in our phantom stock, at the December 31, 1998 base value under the SEI Value Creation Plan. Under the terms of the agreement, if Mr. Kuester is still employed by us on January 1, 2003, this award will be paid at the then current value of Mirant stock. In addition, on December 15, 2000, we entered into another agreement with Mr. Kuester for employment through January 1, 2004. This agreement guarantees him annual retirement income of $225,000 if he retires from Mirant after January 1, 2004. Should Mr. Kuester return from his current assignment at Mirant Asia-Pacific, all of his outstanding options will vest.

--------------------------------------------------------------------------------

Mr. Miller.

Effective October 1, 1999, we entered into an Employment  Agreement with Douglas
L. Miller. This agreement provides for compensation and benefits during the five-year term of the agreement. Under the terms of the agreement, if Mr. Miller is still employed by us on September 30, 2004, his retirement payments are calculated as if 5 years of additional service are included in the pension and supplemental executive retirement plan calculations.

Change In Control Arrangements

Our executive officers named in the summary compensation table have change in control agreements that are effective upon a change in control of Mirant.

Within two years following a change in control, if an executive is involuntarily terminated, other than for cause, or voluntarily terminated for good reason, which is defined as a meaningful and detrimental change in duties, a significant reduction in compensation or benefits or relocation, the agreements provide for:

|X| a lump sum payment of three times annual compensation (base salary and average actual bonus for the last two years);
|X| a lump sum payment of three times the annual cost of health and life insurance coverage;
|X| immediate vesting of all stock options and stock appreciation rights previously granted;
|X| payment of any accrued short-term bonuses and performance restricted stock units; and
|X| payment of any excise tax liability incurred as a result of payments made under the agreement.

The plan also provides for pro-rata payments at the greater of target-level performance or actual performance for some incentive plans if a change in control occurs and the plans are not continued or replaced with comparable plans.

The definition of "change in control" includes the following events:
|X|  acquisition by a person of at least 20% of our stock;
|X| a defined change in the majority of the members of our board of directors; |X| a merger or other business combination that results in our stockholders immediately before the merger owning less than 65% of the voting power after the merger; or
|X|  a sale of substantially all of our assets.

Certain Legal Proceedings

Ms. Fuller and Mr. Hill served as executive officers of Mobile Energy Services Company, LLC (Mobile Energy) from July 1995 to July 2001, and James A. Ward, our senior vice president and controller, served as an executive officer of Mobile Energy from July 1995 to June 1999. In addition, they each served as executive officers of its parent company Mobile Energy Services Holdings, Inc. (MESH); Ms. Fuller from February 1995 to January 1999, Mr. Hill from December 1994 to August

--------------------------------------------------------------------------------

1997, and Mr. Ward from December 1994 to June 1999. Mobile Energy owns a generating facility which provides power and steam to a tissue mill in Mobile, Alabama. Mobile Energy and MESH filed for bankruptcy on January 14, 1999 in response to the announcement by its then largest customer, a pulp mill, of plans to cease operations in September 1999. A proposed plan of reorganization for Mobile Energy and MESH is pending before the bankruptcy court.

Stock Ownership Table
--------------------------------------------------------------------------------

This table shows the number of shares owned by directors, nominees, and executive officers as of March 1, 2002. The shares owned by all directors and executive officers as a group constituted less than one percent of the total number of shares of Mirant common stock outstanding as of March 1, 2002. Mirant has no known beneficial owner of more than 5% of Mirant common stock.

                                                                                                                   Shares
                                                                                                              Individuals
                                                          Total      Common Shares     Non-Convertible     Have Rights to
                                                     Beneficial       Beneficially            Economic     Acquire within
                                                  Ownership (1)          Owned (2)       Interests (3)        60 days (4)
-----------------------------------------------------------------------------------------------------------------------------
A. D. Correll                                            66,318             23,736              42,582                  -
-----------------------------------------------------------------------------------------------------------------------------
A. W. Dahlberg                                          138,700             41,162              10,732             86,806
-----------------------------------------------------------------------------------------------------------------------------
Stuart E. Eizenstat                                       4,740                  -               4,740                  -
-----------------------------------------------------------------------------------------------------------------------------
S. Marce Fuller                                       1,158,988             11,551             726,687            420,750
-----------------------------------------------------------------------------------------------------------------------------
Carlos Ghosn                                             10,110             10,110                   -                  -
-----------------------------------------------------------------------------------------------------------------------------
Raymond D. Hill                                         640,442              4,498             316,913            319,031
-----------------------------------------------------------------------------------------------------------------------------
William M. Hjerpe                                         9,339              9,339                   -                  -
-----------------------------------------------------------------------------------------------------------------------------
Frederick D. Kuester                                    316,183(5)           5,297(5)           98,827            212,058
-----------------------------------------------------------------------------------------------------------------------------
David J. Lesar                                           17,954(6)           5,000(6)           12,954                  -
-----------------------------------------------------------------------------------------------------------------------------
James F. McDonald                                         5,110              5,110                   -                  -
-----------------------------------------------------------------------------------------------------------------------------
Douglas L. Miller                                       144,950              2,677              69,479             72,794
-----------------------------------------------------------------------------------------------------------------------------
Richard J. Pershing                                     540,872             13,555             282,293            245,024
-----------------------------------------------------------------------------------------------------------------------------
Ray M. Robinson                                           3,610                500               3,110                  -
-----------------------------------------------------------------------------------------------------------------------------
Directors, Nominees and Executive                     3,985,683(7)         158,101(8)        1,921,203          1,906,379(9)
Officers as a Group (20 people)
-----------------------------------------------------------------------------------------------------------------------------

(1) "Beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or investment power with respect to a security, or any combination thereof. This column includes ownership interests in Mirant Common Shares, Non-Convertible Economic Interests, and Shares Individuals Have Rights to Acquire within 60 days.

(2)  Indicates  shares  of  Mirant  common  stock  beneficially   owned.  Shares
     indicated are included in the Total Beneficial Ownership column.

(3) Indicates stock units and performance restricted stock units held in various benefit plans. Although these rights track the market value of Mirant common stock, they are payable in cash and are not convertible into common stock. Shares indicated are included in the Total Beneficial Ownership column.

(4) Indicates shares of Mirant common stock that certain directors and executive officers have the right to acquire within 60 days, by exercising stock options. The numbers and values of exercisable stock options as of December 31, 2001 are shown on a table on page 18. Shares indicated are included in the Total Beneficial Ownership column.

(5)  Includes 1,512 shares held by family members.

(6) Includes 5,000 shares held by a Family Limited Partnership. Mr. Lesar disclaims beneficial ownership of 71.06% of these shares.

(7)  Includes 16,499 shares held by family members.

(8)  Includes 10,023 shares held by family members.

(9)  Includes 6,476 shares held by family members.

Summary Compensation Table
--------------------------------------------------------------------------------


This table shows information concerning Mirant's president and chief executive officer, and each of the other four most highly compensated executive officers of Mirant serving during 2001.

                                                                                   Long-Term Compensation
                                                                           ------------------------------------------
                                            Annual Compensation
                                   -----------------------------------------
                                                                                               Number of     Long-Term
                                                                                               Securities    Incentive
                                                                 Other Annual   Restricted     Underlying      Plan      All Other
Name and                                 Salary        Bonus     Compensation  Stock Awards  Stock Options    Payouts   Compensation
Principal Position             Year        ($)          ($)         ($)(1)        ($)(2)         (#)(3)       ($)(4)       ($)(5)
-----------------------------------------------------------------------------------------------------------------------------------
S. M. Fuller                   2001      740,238      700,000            --    2,222,234         260,417          --        33,150
President & CEO                2000      416,385      630,000         3,000    1,666,676         305,320          --        21,762
                               1999      341,462      465,231         1,146      400,000          86,273          --        17,274
-----------------------------------------------------------------------------------------------------------------------------------
R. D. Hill                     2001      410,102      462,188            --      849,997          99,609          --        18,376
EVP & CFO                      2000      320,481      357,500        16,365    1,166,660         212,967          --        16,447
                               1999      297,616      300,000            75      300,000          80,883          --        16,078
-----------------------------------------------------------------------------------------------------------------------------------
R. J. Pershing                 2001      410,102      483,438            --      849,997          99,609          --        18,376
EVP, North America             2000      320,481      357,500        13,398    1,166,660         212,967          --        17,319
                               1999      297,616      300,000        18,652      300,000          80,883          --        16,462
-----------------------------------------------------------------------------------------------------------------------------------
F. D. Kuester                  2001      317,980      312,812            --      489,447          59,570          --        14,252
SVP, International             2000      268,096      302,500         6,379      416,658         133,988      18,765        13,842
                               1999      240,635      300,000            --      100,000          50,626      39,737        13,298
-----------------------------------------------------------------------------------------------------------------------------------
D. L. Miller (6)               2001      292,882      273,500            --      456,819          54,688          --        33,778
SVP & General Counsel          2000      250,000      262,500            --      333,344         102,438          --           938
                               1999       57,692      125,000            --           --              --          --           --

(1) No named executive officer received perquisites or personal benefits that exceeded 25% of the total perquisites and other benefits reported for that executive. The amounts in this column represent reimbursements for the payment of taxes.

(2) The values for awards in 2000 and 2001 are restricted stock units payable in cash upon vesting. The units vest 20% each time Mirant's stock price increases 20% over the price on the day of grant. As of December 31, 2001 the following number and value of the restricted stock units were held by each named executive officer: (Fuller 34,723 units, $556,262); Hill (13,282 units, $212,778); Pershing (13,282 units, $ 212,778); Kuester (7,813 units,
     $125,164); and Miller (7,293 units, $116,834). The amounts for awards in 1999 reflect grants of restricted stock units. These units vest based on the executives' continued employment. On December 31, 2001, the following number and value of restricted stock units were held by: Fuller (19,941.5 units, $319,463); Hill (14,956 units, $ 239,595); Pershing (14,956 units,
     $239,595); and Kuester (6,843.5 units, $ 103,866). No dividends are paid on restricted stock units.

(3) Year 2001 represents options to acquire Mirant Corporation Common Stock. Year 2000 and 1999 include units granted under the Southern Energy, Inc. Value Creation Plan that were converted into Mirant stock options at the time of Mirant's initial public offering and Southern Company options that were converted into Mirant Options on March 19, 2001.

(4) Represents payouts to Mr. Kuester under the Southern Company Performance Incentive Plan for the 4-year periods ending December 31, 1999 and December 31, 2000.

(5) 1999 and 2000 contributions to the Southern Company Employee Savings Plan, Southern Company Employee Stock Ownership Plan, as well as non-pension related accruals under the Supplemental Benefit Plan. 2001 contributions to

--------------------------------------------------------------------------------

     the Southern Company Employee Savings Plan, Mirant Services Employee Savings Plan, Southern Company Performance Sharing Plan, Profit Sharing Arrangement within the Mirant Services Employee Savings Plan, as well as non-pension related accruals under the Supplemental Benefit Plan. The break-out of the 2001 contributions is provided in the following table:

                                                                       Profit
                                   ESP ($)    SBP ($)    PSP ($)   Sharing ($)
     ---------------------------------------------------------------------------
     S. M. Fuller                  7,650      25,500        0           0
     ---------------------------------------------------------------------------
     R. D. Hill                    7,650      10,726        0           0
     ---------------------------------------------------------------------------
     R. J. Pershing                7,650      10,726        0           0
     ---------------------------------------------------------------------------
     F. D. Kuester                 7,650       6,602        0           0
     ---------------------------------------------------------------------------
     D. L. Miller                  7,650      15,928    5,100       5,100
     ---------------------------------------------------------------------------

     (6) Mr. Miller first became an executive officer on September 1, 1999.

Stock Option Grants, Exercises and Year-End Values
--------------------------------------------------------------------------------

     STOCK OPTION GRANTS IN 2001





                              Number of                                                    Potential Realizable Value at Assumed
                             Securities    Percent of Total                                      Annual Rates of Stock Price
                             Underlying     Options Granted    Exercise or                     Appreciation for Option Term ($)
                                Options     to Employees in     Base Price   Expiration --------------------------------------------
      Name                  Granted (1)      Fiscal Year(2)      ($/Sh)(1)      Date(1)         0%            5%              10%
     ----------------------------------------------------------------------------------------------------------------------------
     S. M. Fuller              260,417           4.13             $25.60       2/15/11           0     4,192,636       10,624,963
     ----------------------------------------------------------------------------------------------------------------------------
     R. D. Hill                 99,609           1.58             $25.60       2/15/11           0     1,603,675        4,064,028
     ----------------------------------------------------------------------------------------------------------------------------
     R. J. Pershing             99,609           1.58             $25.60       2/15/11           0     1,603,675        4,064,028
     ----------------------------------------------------------------------------------------------------------------------------
     F. D. Kuester              59,570           0.94             $25.60       2/15/11           0       959,059        2,430,445
     ----------------------------------------------------------------------------------------------------------------------------
     D. L. Miller               54,688           0.87             $25.60       2/15/11           0       880,461        2,231,260
     ----------------------------------------------------------------------------------------------------------------------------

(1) These grants vest annually at a rate of one-third on the anniversary date of the grant. Grants continue to vest normally upon termination as a result of death, total disability, or retirement and expire five years after retirement, three years after death or total disability, or their normal expiration date if earlier.

(2)  A total of 6,310,766 Mirant stock options were granted in 2001.



     AGGREGATED STOCK OPTION EXERCISES IN 2001 AND YEAR-END OPTION VALUES


                                                                       Number of Securities            Value of Unexercised
                                      Number of         Value         Underlying Unexercised         In-the-Money Options at
                                   Shares Acquired    Realized        Options at Year-End(#)              Year-End($)(2)
     Name                           on Exercise (#)     ($)(1)      Exercisable    Unexercisable    Exercisable    Unexercisable
     ---------------------------- ------------------ ------------ --------------- --------------- -------------- ----------------
     S. M. Fuller                              0                0      258,674         516,986         234,969           60,602
     ---------------------------- ------------------ ------------ --------------- --------------- -------------- ----------------
     R. D. Hill                                0                0      224,296         292,813         234,969           60,602
     ---------------------------- ------------------ ------------ --------------- --------------- -------------- ----------------
     R. J. Pershing                       73,530        1,891,133      150,766         292,813          20,064           60,602
     ---------------------------- ------------------ ------------ --------------- --------------- -------------- ----------------
     F. D. Kuester                             0                0      150,897         181,376         155,888           39,748
     ---------------------------- ------------------ ------------ --------------- --------------- -------------- ----------------
     D. L. Miller                              0                0       34,147         122,979               0                0
     ---------------------------- ------------------ ------------ --------------- --------------- -------------- ----------------

(1) The Value Realized is ordinary income, before taxes, and represents the amount equal to the excess of the fair market value of the shares or rights at the time of exercise above the exercise price.

(2) These columns represent the excess of the fair market value of Mirant's common stock of $16.02 per share, as of December 31, 2001, above the exercise price of the options. The amounts under the Exercisable column report the "value" of options that are vested and therefore could be exercised. The Unexercisable column reports the "value" of options that are not vested and therefore could not be exercised as of December 31, 2001.

Pension Plan Table
--------------------------------------------------------------------------------



                           Years of Accredited Service
--------------------------------------------------------------------------------
Compensation         10            15           20            25           30
--------------- ------------ ------------- ------------ ------------- ----------
    $250,000     $ 42,500      $ 63,750     $ 85,000      $106,250     $127,500
--------------- ------------ ------------- ------------ ------------- ----------
     500,000       85,000       127,500      170,000       212,500      255,000
--------------- ------------ ------------- ------------ ------------- ----------
     750,000      127,500       191,250      255,000       318,750      382,500
--------------- ------------ ------------- ------------ ------------- ----------
   1,000,000      170,000       255,000      340,000       425,000      510,000
--------------- ------------ ------------- ------------ ------------- ----------
   1,250,000      212,500       318,750      425,000       531,250      637,500
--------------- ------------ ------------- ------------ ------------- ----------
   1,500,000      255,000       382,500      510,000       637,500      765,000
--------------- ------------ ------------- ------------ ------------- ----------

The table below shows the estimated annual pension benefit payable (rounded to $000) at normal retirement age under Mirant's qualified and non-qualified pension plans, based on the stated compensation (rounded to $000) and years of Accredited Service with Mirant's subsidiaries. The amounts shown in the table were calculated according to the final average pay formula and are based on a single life annuity without reduction for joint and survivor annuities or computation of Social Security offset that would apply in most cases. Compensation for pension purposes is limited to the average of the highest three (five for Mr. Miller) of the final 10 years' compensation. For Ms. Fuller, compensation is base salary plus the excess of short-term incentive compensation over 10 percent of base salary. For the other named executive officers, it is base salary plus the excess of short-term incentive compensation over 15 percent of base salary. (These compensation components are reported under columns titled "Salary", "Bonus", and "Long-Term Incentive Plan Payouts" in the Summary Compensation Table on page 16).

As of December 31, 2001, the applicable compensation and Accredited Service for determination of pension benefits would have been:

                                            Accredited                     Annual
                         Compensation ($)      Service    Multiplier   Benefit ($)
 ---------------------- ------------------ -------------- ----------- -------------
 S. M. Fuller               1,251,000           16.3        1.7%         347,000
 ---------------------- -------------------- -------------- --------- -------------
 R. D. Hill                   681,000            8.0        1.7%          93,000
 ---------------------- -------------------- -------------- --------- -------------
 R. J. Pershing               683,000           29.8        1.7%         345,000
 ---------------------- -------------------- -------------- --------- -------------
 F. D. Kuester                531,000           28.9        1.7%         261,000
 ---------------------- -------------------- -------------- --------- -------------
 D. L. Miller                 477,000            0.6        1.0%           3,000
 ---------------------- -------------------- -------------- --------- -------------

Five-Year Performance Graph
--------------------------------------------------------------------------------


     [Graph]


This performance graph compares the cumulative total shareholder return on Mirant's common stock with the Standard & Poor's Electric Utility Index and the Standard & Poor's 500 Index since the first day of trading on the date after our initial public offering. The graph assumes that $100 was invested on September 27, 2000 in Mirant's common stock and each of the above indices, and that all dividends are reinvested. The shareholder return shown below may not be indicative of future performance.

                                        9/27/00      Dec 00    Mar 01      Jun 01     Sep 01     Dec 01
------------------------------------- ---------- ----------- ---------- ----------- ---------- ----------
Mirant Corporation                         $100      100.22     125.66      121.77      77.52      56.71
------------------------------------- ---------- ----------- ---------- ----------- ---------- ----------
S & P 500 Index                             100       92.78      81.78       86.56      73.86      81.75
------------------------------------- ---------- ----------- ---------- ----------- ---------- ----------
S & P Electric Utility Index                100      110.05     105.69      106.37      96.90     100.96
------------------------------------- ---------- ----------- ---------- ----------- ---------- ----------
Peer Group                                  100       90.11      89.14       72.17      37.18      34.40
------------------------------------- ---------- ----------- ---------- ----------- ---------- ----------
Former Peer Group                           100       90.77      91.10       75.69      40.91      37.68
------------------------------------- ---------- ----------- ---------- ----------- ---------- ----------


The Peer Group shown above consists of the following publicly traded companies in the power generation industry: AES Corporation, Calpine Corporation, Dynegy, Inc., NRG Energy, Inc. and Reliant Resources, Inc. The former Peer Group consisted of the following publicly traded companies in the power generation industry: AES Corporation, Calpine Corporation, Dynegy, Inc., International Power, plc, NRG Energy, Inc. and Orion Power Holdings, Inc. In accordance with the rules of the Commission, the returns are indexed to a value of $100 at September 26, 2000 and the returns of each company in the Peer Group have been weighted according to their market capitalization as of the beginning of the period.
                                       20

Mirant Corporation Audit Committee Charter
--------------------------------------------------------------------------------
                                                       Adopted February 20, 2002


Function

The Audit Committee's role is one of oversight whereas the Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The independent auditors shall be ultimately accountable to the Board of Directors and the Committee. The Committee and the Board of Directors shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors.

Duties, Responsibilities and Processes

The following functions shall be the key responsibilities of the Committee in carrying out its oversight function:

o Provide an open avenue of communications between the internal and independent auditors and the Board of Directors, including separate private sessions with the internal and independent auditors to discuss any matters the Committee or these groups believe should be discussed privately. The Committee may ask others to attend meetings and provide pertinent information as necessary.

o Receive and review reports from Company management relating to the Company's financial reporting process, published financial statements and/or major disclosures and the adequacy of the Company's system of internal controls.

o Review with management and the independent auditors the Company's quarterly financial statements prior to the filing of its quarterly reports on Form 10-Q and the annual report on Form 10-K.

o Receive and review reports from the Company management and the General Counsel relating to legal and regulatory matters that may have a material impact on the Company's financial statements and Company's compliance policies.

o Consult and review reports from the Compliance Officer on Mirant's Compliance Program and compliance with the Company's Code of Ethics and other policies.

o Inquire of management, the independent auditors, and the Director of Corporate Audit about significant risks or exposures and assess the steps management has taken to manage such risks and exposures.

o Receive and review reports from the Company's Director of Corporate Audit relating to major findings and recommendations from internal audits, special projects and investigations conducted across the Company.

o    Review  the  annual  internal  audit  program  in terms of scope of  audits
     conducted  or  scheduled  to  be  conducted.   Review  the  internal  audit
     department budget and staffing levels.

o Review the appointment and replacement of the Company's Director of Corporate Audit.

o Review the report of the independent auditors to the Committee including comments relating to the system of internal controls, published financial statements and related disclosures, the adequacy of the financial reporting process and the scope of the independent audit.

o    Inquire  of  management  and  the   independent   auditors   regarding  the
     appropriateness of accounting principles followed by the Company, changes in accounting principles and their impact on the financial statements.

o Review an analysis prepared by management and the independent auditors of significant financial reporting issues and judgements made in connection with the preparation of the Company's financial statements.

o    With respect to the independent auditors, the Committee will:

     a) Recommend annually the appointment of the independent auditors to the Board for its approval;

     b) Provide oversight of the external audit coverage, including an evaluation of the independent auditor's performance;

     c) Determine the independence of the independent auditors by obtaining a formal written statement delineating all relationships between the independent auditors and the Company;

     d) Be responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors; and

     e) Recommend that the Board of Directors take appropriate action in response to the auditors' statement to ensure the independence of the independent auditors.

o Review with the internal and independent auditors the coordination of their respective activities.

o Report significant Committee activities and findings to the Board of Directors on a regular basis.

o Prepare a report for inclusion in the Company's proxy statement, disclosing that the Committee reviewed and discussed the audited financial statements with management and discussed with the independent auditors the matters required by SAS 61 (Codification of Statement of Auditing Standards, AUss.380). Based upon these discussions, the Committee will affirm that the Committee recommended to the Board of Directors that the audited financial statements be included in the annual report on Form 10K.

o Review and reassess the adequacy of the Committee's Charter annually. If any revisions therein are deemed necessary or appropriate, submit the same to the Board of Directors for its consideration and approval.

Membership

The Committee shall consist of at least three independent directors. Members of the Committee shall be considered independent if they have no relationship to the Company that could interfere with the exercise of their independence from management and the Company. As determined by the Board of Directors, the members of the Committee will be financially literate with at least one having accounting or related financial management expertise. The Committee and its Chairman shall be appointed annually by the Board of Directors. Management of the Company, internal and independent auditors and the Company General Counsel and Corporate Secretary may attend each meeting or portions thereof as required by the Committee. No member of the Committee shall be a person disqualified from serving thereon by Section 303.01 (B)(3) of the New York Stock Exchange Listed Company Manual.

Meetings

The Committee shall meet four times each year and will have special meetings if and when required, as determined by the Chairman of the Committee. For the transaction of business at any meeting of the Committee, a majority of the members shall constitute a quorum. The act of a majority of the members participating at any meeting of the Committee at which a quorum is present shall be the act of the Committee.

                                                              Please mark [X]
                                                              your votes as
                                                              indicated in
                                                              this example
Item 1. Election of Directors

FOR all nominees                  WITHHOLD
listed below                     AUTHORITY
(except as marked          to vote for all nominees
to the contrary)                listed below
      [ ]                           [ ]

Nominees: 01 A.W. Dahlberg, 02 S.E. Eizenstat

(Instruction:To withhold authority to vote for any nominee, write that nominee's name on the line below.)
          -----------------------------------------------------------





By checking the box to the right, I consent to future delivery of annual [ ] reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer dis-tribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.



                                  Dated __________________________________, 2002

                                  ----------------------------------------------

                                  ----------------------------------------------
                                           Signature of Stockholder

                                  Please sign exactly as name appears. If acting as attorney, executor, trustee or in other representative capacity, sign name and title.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

                                    Internet
                         http://www.eproxy.com/mir

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and sub-mit an electronic ballot.

                                       OR

                                    Telephone
                                 1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

                                       OR

                                      Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE, YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

You can review the Annual report and proxy statement on the internet at http:/mirant.com/

                                                                 CONTROL NUMBER
                                                                 |             |
                                                                 |             |

                               MIRANT CORPORATION
             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS April 25, 2002

     PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS OF MIRANT CORPORATION

The undersigned hereby appoints S.M. FULLER AND R.D. HILL, or either of them, proxies with full power of substitution in each, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of MIRANT CORPORATION, to be held at the Grand Hyatt Atlanta at 9:00 a.m. (EDT), and any adjournments thereof, on all matters legally coming before the meeting, including, without limitation, the proposals listed on the reverse side of this form.

This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, but the card is signed, this proxy card will be voted for the election of all nominees.

The Annual Meeting of Stockholders of Mirant Corporation will be held on Thursday, April 25, 2002, at 9:00 a.m. (EDT), at the Grand Hyatt Atlanta, Georgia. Stockholders owning shares at the close of business on March
7, 2002, are entitled to attend and vote at the meeting. Stockholders will act on the election of 2 members of the board of directors, and transact such other business as may properly come before the meeting.

    (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE




                            YOUR VOTE IS IMPORTANT!

                       You can vote in one of three ways:

1. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
                                       OR

2. Call toll free 1-800-435-6710 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       OR

3. Vote by Internet at our Internet Address: http://www.eproxy.com/mir


                                  PLEASE VOTE